EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 11, 2006, accompanying the financial statements and supplemental schedule included on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Global Imaging Systems, Inc. on Forms S-8 (File No. 333-120497, File No. 333-80801, File No. 333-74780, File No. 333-109540, and File No. 333-74786) and Form S-3 (File No. 107948 and File No. 114248).

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida
June 28, 2006